EXHIBIT 14(a)

Ernst & Young Audit	Deloitte Touche Tohmatsu
4, rue Auber	185, avenue Charles de Gaulle
75009 Paris	92524 Neuilly-sur-Seine Cedex

DASSAULT SYSTEMES

Société Anonyme

9, quai Marcel Dassault, BP 210
92156 Suresnes Cedex

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Dassault Systèmes SA on Form S-8 listed below of our report dated April 28, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, effective January 1, 2002), with respect to the consolidated financial statements of Dassault Systèmes SA included in its Annual Report (Form 20-F) for the year ended December 31, 2003.

333-100030	Dassault Systèmes 2002 Stock Option Plan

333-13938	Amendment to the Dassault Systèmes 1998 Stock Option Plan

333-8420	Dassault Systèmes 1998 Stock Option Plan

333-7322	Solidworks Corporation 1994 Incentive and Nonqualified Stock Option Plan

333-5174	Amendment to the Dassault Systèmes 1996 Stock Option Plan

Paris and Neuilly-sur-Seine, France, June 28, 2004

Ernst & Young Audit	Deloitte Touche Tohmatsu

/s/ Jean-Marc MONTSERRAT	/s/ Philippe MOURARET